UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 8, 2016

Kibush Capital Corp.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

000-55256

(Commission File No.)

c/o McGee Law Firm, LLC

5635 N. Scottsdale Road, Suite 170

Scottsdale, Arizona 85250

(Address of principal executive offices and Zip Code)

+(61) 3 9846 4288

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 8, 2016, the Company’s subsidiary Aqua Mining (PNG) Ltd received approval from the Department of Forestry Papua New Guinea, on application for the Timber Authority (TA) on 2,000 hectares in Kubuna, Central Province District, Papua New Guinea, 75 kilometers North North East from Port Moresby (“Kubuna”). The Timber Authority approval for Kubuna allows the Company to commercialize up to 5,000 cubic meters of timber per year and is valid for an initial term of two years. Aqua Mining currently has more than 40,000 hectares of primary forest under contract for commercialization with the landowners in Kubuna, attached as Exhibit 10.1.

Also on September 8, 2016, the Company’s subsidiary Aqua Mining (PNG) Ltd received approval from the Department of Forestry Papua New Guinea, on application for the Timber Authority (TA) on for 2,000 hectares in Kwikila Station, Rigo District, 55 kilometers East from Port Moresby (“Rigo”). The Timber Authority approval for Rigo allows the Company to commercialize up to 5,000 cubic meters of timber per year and is valid for an initial term of two years. Aqua Mining currently has more than 25,000 hectares of primary forest under contract for commercialization with the landowners in Rigo, attached as Exhibit 10.2.

As previously disclosed, the Company entered into an agreement with Blackbridge Capital, LLC whereby the Company is to receive up to $100,000 in exchange for a convertible promissory note. The Company has now received $25,000 under this agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	SEC Reference Number	Title of Document	Location

10.1	10	Sales and Purchase Agreement dated March 5, 2016	This Filing

10.2	10	Securities Purchase Agreement dated April 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 12th day of September, 2016.

KIBUSH CAPITAL CORP.

BY:	/s/ Warren Sheppard
Warren Sheppard, President